Exhibit 99.1

MRC Global Postpones Earnings Release, Conference Call and Webcast

HOUSTON, TX – February 5, 2025 – MRC Global Inc. (NYSE: MRC) announced that it has postponed the release of its financial results and conference call related to the fourth quarter and full year 2024, which had previously been scheduled for February 11, 2025, and February 12, 2025, respectively. The company will reschedule both events at a later date.

The company is delaying the release of its financial results to allow additional time to complete year-end audit procedures specifically related to inventory cycle counts, including physical inventory procedures. The company expects to file its Form 10-K for the year ended December 31, 2024, on or before March 3, 2025.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 198 locations including valve and engineering centers. The company’s unmatched quality assurance program offers approximately 200,000 SKUs from approximately 7,100 suppliers, simplifying the supply chain for over 8,300 customers. Find out more at www.mrcglobal.com

This news release contains a forward-looking statement within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The word “expect” (and similar expressions) are intended to identify forward-looking statements. The statement about the company’s expectation of the date of the filing of its Form 10-K for the year ended December 31, 2024 is only its expectation and not a guarantee of the actual filing date. This statement is based on management’s expectations that its audit procedures will be completed to allow the filing by that date. There is a risk that these procedures would require more time that would delay the filing. Undue reliance should not be placed on the company’s forward-looking statement. Although forward-looking statements reflect the company’s good faith belief, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual filing date to differ materially from its anticipated date expressed by a forward-looking statement. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton

VP, Investor Relations & Treasury

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

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